Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, person whose signature appears below hereby constitutes and appoints Nancy Lipson and Logan H. Hennessey and each of them acting individually and with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont USA Limited to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, including, without limitation, the power and authority (i) to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of Newmont USA Limited) to the Registration Statement on Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), to be filed with the Commission registering the offer to exchange any and all outstanding 3.625% Notes due 2021 for newly issued and registered 3.625% Notes due 2021, any and all outstanding 3.700% Notes due 2023 for newly issued and registered 3.700% Notes due 2023, and any and all outstanding 5.450% Notes due 2044 for newly issued and registered 5.450% Notes due 2044, (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.  This Power of Attorney may be signed in several counterparts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 27th day of June, 2019:

Signature	Title of Capacities

/s/Todd White	President (Principal Executive Officer)
Todd White

/s/Nancy K. Buese	Director, Vice President and Chief Financial Officer
Nancy K. Buese	(Principal Financial Officer)

/s/John W. Kitlen	Vice President and Controller
John W. Kitlen	(Principal Accounting Officer)

/s/Rob Atkinson	Director
Rob Atkinson

/s/Randy Engel	Director
Randy Engel

/s/Nancy Lipson	Director
Nancy Lipson